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                                                                     Exhibit 5.1



                                 [Letterhead of]

                           CRAVATH, SWAINE & MOORE LLP
                                [New York Office]




                                                                   July 26, 2005



Ladies and Gentlemen:

            We have acted as counsel to Pike Electric Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 5,968,687 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), issuable pursuant to the Pike Holdings, Inc. 2002 Stock Option Plan A, the Pike Holdings, Inc. 2002 Stock Option Plan B and the Pike Electric Corporation 2005 Omnibus Incentive Compensation Plan (collectively, the "Plans").

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (a) the Certificate of Incorporation of the Company, (b) the Bylaws of the Company, (c) certain resolutions adopted by the board of directors of the Company and (d) the Plans.

            Based on the foregoing, we are of opinion that the shares of Common Stock covered by the Registration Statement have been duly and validly authorized and, when, and if, issued pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable.

            We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. The reference and limitation to "Delaware General Corporation Law" includes the statutory provisions and all applicable provisions of the "Delaware General Corporation Law" includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
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            We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ Cravath, Swaine & Moore LLP


Pike Electric Corporation
   100 Pike Way
      Mount Airy, North Carolina  27030